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                                                                   EXHIBIT 23(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 12, 2004, except for notes 22 and 23 as to which the date is June 14, 2004, with respect to the financial statements and schedule of Jordan Industries, Inc. included in Amendment No. 1 to the Registration Statement (Form S-4) of JII Holdings, LLC and JII Holdings Finance Corporation for the registration of $173,333,300 of 13% Senior Secured Series B Notes Due 2007.

                                /s/ Ernst & Young LLP


Chicago, Illinois
August 2, 2004